Exhibit 2.1

JOINT VENTURE AGREEMENT

This Agreement (this "Agreement") is by and between Reflora do Brasil, a Brazilian company (hereafter "RDB") and Global Earth Energy Inc., Inc., a Nevada Corporation (hereafter
"GLER") effective as oflatter of the dates set forth below (the "Contract Date").

IN CONSIDERATION OF the mutual promises and covenants hereinafter contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.

Subject to the terms and conditions of this Agreement, GLER may act as broker on behalf of RDB for the sale by RDB of carbon credits (the "Credits") relating to certain property located in Brazil (the "Para Property"), as described in attachment marked GLER A.

2.

Proceeds from the sale of the Credits brokered by GLER for RDB shall be split as follows: sixty percent (60%) of the proceeds shall be distributed to the owners of the Para
Property, who are represented by RDB, and forty percent (40%) to GLER ("GLER Share")

4.

The term of this Agreement shall be for the life of the project and corresponding crediting periods from the Effective Date, unless sooner terminated as hereinafter provided, subject to and upon the conditions specified herein. Either party may terminate this Agreement at anytime for any reason upon thirty (30) days' prior notice to the other party. After the date of termination of this Agreement ("Termination Date") regardless of terminating party, GLER shall be entitled to all fees due for sales of Credits completed prior to the Termination Date.

5.

The relationship of RDB to GLER shall be that of an EXCLUSIVE PARTNER.

Neither federal, state nor local income tax, payroll tax, nor any foreign tax of any kind shall be withheld or paid by RDB on behalf of GLER. RDB and GLER each understand and agree that at no time does either party acquire rights, interest or title in any product or service or equity of the other party and that all copyrights, marks, patents, intellectual. rights and any and all other proprietary rights of each party remain and shall always remain the property of such party.

6.

Each party represents and warrants to the other that it is not party to any agreement, contract or understanding which will in any way restrict or prohibit it from entering into this Agreement and performing its obligations hereunder in accordance with the terms and conditions of this Agreement. Neither party represents or warrants that it has any license or permit, foreign or domestic, that may be required to sell the Credits as contemplated by this
Agreement.

7. Both RDB and GLER shall indemnify and hold harmless one and other and its affiliates from and against any and all losses, claims, damages, liabilities, expenses (including reasonable legal fees and expenses), judgments, fines, settlements and other amounts
(collectively "Claims") arising from any and all claims, costs, demands, actions, suits or other proceedings (whether civil, criminal, administrative or investigative) (collectively
"Proceedings") in which either partymay be involved, or threatened to be involved as a party or otherwise that as a result of or arising out of (a) either party's acts or omissions, other than a
Proceeding that also arises out of the acts or omissions of GLER that constituted negligence, or

(b) a breach by either party of any of its representations, warranties, covenants or agreements under this Agreement.

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In claiming any indemnification hereunder, the indemnified party shall promptly provide the indemnifying party with written notice of any claim, which the indemnified party believes falls within the scope of the foregoing paragraphs. A party's failure to give prompt written notice shall relieve the indemnifying party of its obligations hereunder, but only to the extent that such failure to give notice prejudices the indemnifying party's ability to defend such claim. The indemnifying party thereafter shall have sole control of the defense of any such claim (with counsel reasonably satisfactory to the indemnified party) and all negotiations for settlement;
provided, however, that the indemnified party may, at its own expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense and all negotiations relative to the settlement of any such claim and, further provided, that any settlement intended to bind the indemnified party in any way other than the payment of a financial settlement within the scope of the indemnity or which may adversely affect the indemnified party's continuing business activities shall not be final without the indemnified party's written consent, which shall not be unreasonably withheld. The indemnified party will provide the indemnifying party with all reasonably necessary assistance, information and authority to perform the foregoing, all at the indemnifying party's expense

All amounts to be paid under the indemnification provisions of this Agreement shall be paid by the indemnifying party to the indemnified party(ies) as such Claims are incurred.

The obligations of the parties under this paragraph 6 shall survive the termination of this
Agreement.

8.

Except as may be required under Section 6 of this Agreement with respect to indemnification, under no circumstances shall either party be liable for any indirect, incidental, economic, special, punitive or consequential damages, whether for breach of contract, negligence or under any other cause of action, that result from the relationship or the conduct of business contemplated herein.

9.

RDB and GLER acknowledge that each may disclose or learn Confidential

Information about the other and their customers during the course of this Agreement. The party receiving the Confidential Information shall: (i) maintain it in confidence, except to the extent necessary to carry out the purposes of this Agreement, in which event written confidentiality restrictions shall be imposed upon the parties to whom such disclosures are made; and (ii) use at least the same degree of care in maintaining its secrecy as it uses in maintaining the secrecy of its own Confidential Information, but in no event less than a reasonable degree of care.
"Confidential Information" means all proprietary, secret or confidential information or data relating to either party and their operations, employees,. products or services, clients, and customers.

Information shall not be considered Confidential Information to the extent that such information is: (i) already known to the receiving party free of any restriction at the time it is obtained; (ii) subsequently learned from an independent third party free of any restriction and without breach of this Agreement; (iii) becomes publicly available through no wrongful act of the receiving party; (iv) independently developed by the receiving party without reference to any
Confidential Information of the other; or (v) required to be disclosed by law, rule or regulation.

This paragraph shall survive for a period of three years after termination of this
Agreement.

10.

This Agreement shall be binding in all respects upon the parties hereto and their successors.

11.

This Agreement expresses the entire understanding between the parties concerning its subject matter and supersedes all prior agreements made between the parties with respect to the subject matter hereof. This Agreement may not be modified except by a written instrument signed by all parties. The failure of a party to insist upon adherence to any term of this Agreement shall not be considered a waiver or deprive the party of the right thereafter to insist upon strict adherence to that term or any other term in this Agreement.

12.

This Agreement is executed voluntarily and without any duress or undue influence on the parties or their officers, employees, agents, or attorneys and no party is relying on any inducement, promises or representations made by any other party or any of its officers, employees, agents, or attorneys other than as set forth in this Agreement.

13.

This Agreement shall be enforceable upon the exchange of facsimile signatures and scanned and emailedsignatures.This Agreement may be executed in several counterparts, each of which shall be considered an original, but which when taken together, shall constitute one agreement.

14.

All notices and other communications required or permitted under this Agreement shall be validly given, made, or served if in writing and delivered personally, sent by registered mail, receipted commercial courier, fax, or bye-mail (acknowledged in like manner by the intended recipient)facsimile transmission to RDB or GLER at the following addresses:

RDB:

Reflora Do Brasil

c/o Raymond F. Barbush III
409 N. Gammon Road
Madison, Wisconsin 53717
Fax:

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Email: raybarbush@yahoo.com

GLER:

Global Earth Energy Inc." LLC
c/o Sydney Harland

1213 Culbreth Drive

Wilmington, North Carolina 28405
Email: harmuir@aol.com

15.

The rights and obligations ofRDB and GLER under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of RDB and GLER.

16.

If any provision of this Agreement shall be found invalid or unenforceable for any reason, in whole or in part, then such provision shall be deemed modified, restricted, or reformulated to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified, restricted, or reformulated or as if such provision had not been originally incorporated herein, as the case may be. The parties further agree to seek a lawful substitute for any provision found to be unlawful; provided, that, if the parties are unable to agree upon a lawful substitute, the parties desire and request that a court or other authority called upon to decide the enforceability of this Agreement modify those restrictions in this Agreement that, once modified, will result in an agreement that is consistent with the intent of the parties and is enforceable to the maximum extent permitted by the law in existence at the time of the requested enforcement.

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17.

This Agreement shall be governed by, and construed in accordance with the laws of the State of Nevada without reference to its conflict of law provisions. EACH PARTY
AGREES AND CONSENTS TO SUBMIT TO PERSONAL JURISDICTION IN THE STATE
OF ILLINOIS IN ANY STATE OR FEDERAL COURT OF COMPETENT SUBJECT
MATTER JURISDICTION SITUATED IN Nevada. EACH PARTY FURTHER AGREES
THAT THE SOLE AND EXCLUSIVE VENUE FOR ANY SUIT ARISING OUT OF, OR
SEEKING TO ENFORCE, THE TERMS OF THIS AGREEMENT SHALL BE IN A STATE
OR FEDERAL COURT OF COMPETENT SUBJECT MATTER JURISDICTION SITUATED
Nevada, EXCEPT THAT IN ACTIONS SEEKING TO ENFORCE ANY ORDER OR ANY
JUDGMENT OF SUCH FEDERAL OR STATE COURTS LOCATED IN ILLINOIS, SUCH
PERSONAL JURISDICTION SHALL BE NON-EXCLUSIVE. IN ADDITION, EACH
P ARTY WAIVES ANY RIGHT TO CHALLENGE IN ANOTHER COURT ANY JUDGMENT
ENTERED BY SUCH COOK COUNTY COURT OR TO ASSERT THAT ANY ACTION
INSTITUTED BY A PARTY IN ANY SUCH COURT IS IN THE IMPROPER VENUE OR
SHOULD BE TRANSFERRED TO A MORE CONVENIENT FORUM.

18.

Waiver of Trial by Jury. EACH OF THE PARTIES HERETO WAIVES ANY

RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR
RELATING TO THIS AGREEMENT.

(Signature Page Follows.)

Date: ________________________

GLOBAL EARTH ENERGY INC., by:___________________

Name: Sydney Harland

Title: President

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